UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, NC 27604
(Address of principal executive offices) (Zip Code)
919-872-4924
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value, of Highwoods Properties, Inc.	HIW	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2021, the Company’s stockholders approved our 2021 long-term equity incentive plan. The board believes that equity incentive compensation promotes our long-term success by aligning the interests of our directors, officers and employees with the interests of our stockholders. The equity incentive awards provide participants with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and contribution.

The plan authorizes the issuance of up to 3,000,000 shares of common stock, of which not more than 1,000,000 shares may be issued in the form of restricted stock or restricted stock unit awards. Under the plan, the compensation and governance committee may grant stock options, shares of restricted stock and restricted stock units. In any calendar year, no employee or officer may be granted stock options covering more than 300,000 shares. Stock options are not issuable to non-employee directors. In any calendar year, no more than 150,000 shares of restricted stock or restricted stock units can be issued to any officer or employee and no more than 5,000 shares of restricted stock or restricted stock units can be issued to any non-employee director.

Highlights of the plan include the following:

•The plan does not provide for liberal share recycling. Neither shares tendered by a participant to pay the exercise price of an award nor shares tendered or withheld for taxes will be available for future grants under the plan;

•Grants of stock options that are exercisable prior to the first anniversary of the grant date are prohibited;

•Repricing or payments to cancel “underwater” stock options are prohibited without stockholder approval;

•Grants of time-based restricted stock and restricted stock units to officers and employees with vesting periods shorter than three years are prohibited (provided that shares and units may vest pro rata on an annual basis beginning on the first anniversary of the grant date);

•Grants of all other types of restricted stock and restricted stock units with vesting periods shorter than one year are prohibited;

•The compensation and governance committee does not have the discretion to accelerate the vesting or exercisability of awards, except in the event of death, disability or involuntary termination of employment in connection with a change in control;

•Grants generally are not accelerated upon a change in control if they are assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent); and

•Grants are expressly subject to our incentive compensation recoupment policy.

A description of the material terms of the plan can be found in the section of the Definitive Proxy Statement on Schedule 14A filed by the Company on March 26, 2021 entitled “Proposal 4: Approval of Our 2021 Long-Term Equity Incentive Plan” and is incorporated by reference into this Current Report on Form 8-K.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 11, 2021, the Company held its annual meeting of stockholders. The final vote of the matters presented for a vote at such meeting was as follows:

	Matter	For	Against	Abstain/ Withheld	Broker Non-Votes
(1)	Election of Directors:				3,441,156
	Charles A. Anderson	90,457,758		589,409
	Gene H. Anderson	89,274,496		1,772,671
	Thomas P. Anderson	90,125,274		921,893
	Carlos E. Evans	88,858,178		2,188,989
	David L. Gadis	90,461,319		585,848
	David J. Hartzell	89,410,457		1,636,710
	Sherry A. Kellett	88,795,257		2,251,910
	Theodore J. Klinck	90,124,350		922,817
	Anne H. Lloyd	89,776,951		1,270,216
(2)	Ratification of appointment of Deloitte & Touche LLP as independent auditor for 2021	93,460,753	916,170	111,400
(3)	Advisory vote on executive compensation	89,489,900	1,363,854	193,413	3,441,156
(4)	Approval of the 2021 long-term equity incentive plan	87,522,583	3,361,814	162,770	3,441,156

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

10    2021 Long-Term Equity Incentive Plan
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: May 11, 2021